Exhibit 99.1

www.pplnewsroom.com

Contact:	For financial analysts - Joe Bergstein, 610-774-5609
For news media - George Biechler, 610-774-5997
PPL Corporation
Two N. Ninth St.
Allentown, PA 18101

PPL Corporation’s Participation at Goldman Sachs Conference
to be Webcast on May 10

ALLENTOWN, Pa. (May 7, 2007) -- James H. Miller, chairman, president and chief executive officer of PPL Corporation (NYSE: PPL), will participate in two separate panel discussions that will be Webcast from the Goldman Sachs Power and Utility Conference in New York on Thursday (5/10).
The first panel discussion, covering rail and transportation costs, will be available at 8:45 a.m. EDT, and the second, covering carbon and mercury regulation, will begin at 10:30 a.m. EDT that day. Interested parties may access the Webcasts through PPL’s Web site: www.pplweb.com. For those who cannot listen to the live Webcast of the discussion, a replay will be accessible for 30 days on the Web site.
PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to more than 5 million customers in Pennsylvania, the United Kingdom and Latin America. More information is available at www.pplweb.com.

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